SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2011

Commission File Number: 000-53750

PROTEONOMIX, INC.

(Name of Registrant in Its Charter)

Delaware

       13-3842844

(State or Other Jurisdiction of

(I.R.S. Employer Identification No.)

Incorporation or Organization)

187 Mill Lane, Mountainside, New Jersey

07052

(Address of Principal Executive Offices)

        (Zip Code)

(973) 544 – 6116

(Issuer’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On November 15, 2011, Proteonomix, Inc. (the “Issuer”) today entered into an agreement with The University of Miami (the “University”), a premier educational institution, to conduct a FDA human clinical trial, in patients afflicted with End Stage Liver Disease (“ESLD”), of the Issuer’s UMK-121 Biopharmaceutical Stem Cell Technology (“UMK-121”) which is a proprietary technology based upon existing FDA approved drugs.  The Issuer sublicensed UMK-121 to its wholly owned subsidiary THOR BioPharma.  The Issuer is required to pay $105,000 to the University and the University will absorb all other costs associated with the study. The Issuer has agreed to pay a 3% net royalty in the event of commercialization of UMK-121.

Exhibit 10.59  Agreement Between Issuer and The University of Miami dated November 15, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTEONOMIX, INC.

Dated: November 15, 2011

By:/s/Michael Cohen

Name:   Michael Cohen

  President